     As filed with the Securities and Exchange Commission on June 21, 2000

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             QUADRAMED CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                               52-1992861
    (STATE OR OTHER JURISDICTION OF         (IRS EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)


           22 PELICAN WAY
       SAN RAFAEL, CALIFORNIA                          94901
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)


           QUADRAMED CORPORATION 1999 SUPPLEMENTAL STOCK OPTION PLAN
               LINKSOFT TECHNOLOGIES, INC. 1997 STOCK OPTION PLAN
    OPTION GRANTED TO DAVID A. EPSTEIN PURSUANT TO A STOCK OPTION AGREEMENT, DATED SEPTEMBER 1, 1998, BY AND BETWEEN PRO INTERMED, INC. AND DAVID A. EPSTEIN


                                JAMES D. DURHAM
                            CHIEF EXECUTIVE OFFICER
                             QUADRAMED CORPORATION
                                 22 PELICAN WAY
                          SAN RAFAEL, CALIFORNIA 94901
                                 (415) 482-2100
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                        Proposed Maximum       Proposed Maximum       Amount of
                                                Amount to be           Offering Price per     Aggregate Offering     Registration
Title of Securities to be Registered            Registered(1)                Share                  Price                 Fee
------------------------------------------------------------------------------------------------------------------------------------
QuadraMed Corporation 1999
Supplemental Stock Option Plan
Common Stock, $0.01 par value                 2,000,000 shares              $2.91(2)              $5,820,000             $1,537

LinkSoft Technologies, Inc.
Stock Option Plan
Common Stock, $0.01 par value                    46,223 shares              $2.12(3)              $   98,086             $   26

Common Stock, $0.01 par value,
Issued to David A. Epstein pursuant
to a written Stock Option Agreement              29,527 shares              $ .001(4)             $       30             $    0

Option Granted Pursuant to
Written Stock Option Agreement
with David A. Epstein Common
Stock, $0.01 par value                           69,475 shares              $2.87(4)              $  199,393             $   53

Total:                                        2,145,225 shares                                    $6,117,509             $1,616

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the QuadraMed Corporation 1999 Supplemental Stock Option Plan, the LinkSoft Technologies, Inc. 1997 Stock Option Plan and the option granted to Mr. Epstein pursuant to the Stock Option Agreement, dated September 1, 1998, by and between Pro Intermed, Inc. and Mr. Epstein (the "Epstein Option") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of QuadraMed Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended the ("1933 Act"), on the basis of the average of the high and low selling prices per share of Common Stock of QuadraMed Corporation on June 19, 2000, as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act on the basis of the weighted average exercise price of the outstanding options.

(4) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act on the basis of the exercise price of the Epstein Options.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     QuadraMed Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000; Amendment No. 1 thereto, filed with the SEC on May 1, 2000; and Amendment No. 2 thereto, filed with the SEC on May 26, 2000.

     (b) The Registrant's Current Reports on Form 8-K, filed with the SEC on March 31, 2000 and May 15, 2000.

     (c) The Registrant's Registration Statement No. 00-021031 on Form 8-A filed with the SEC on July 17, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's Certificate of Incorporation provides that its directors will not be liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty to the fullest extent permitted by Delaware law. This provision is intended to allow the Registrant's directors the benefit of Delaware General Corporation Law, which provides that directors of Delaware corporations may be relieved of monetary liability for breaches of their fiduciary duty of care except under certain circumstances, including breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or known violation of law or any transaction from which the director derived an improperly personal benefit.

        The Registrant will enter into separate indemnification agreements with each of the directors and executive officers whereby the Registrant will agree, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8. EXHIBITS

NUMBER  EXHIBIT
------  -------
4       Instruments Defining Rights of Stockholders. Reference is made to
        Registrant's Registration Statement No. 00-021031 on Form 8-A, including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(b).

5.1     Opinion and consent of Zevnik Horton Guibord McGovern Palmer & Fognani,
        L.L.P.

23.1    Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2 Consent of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P. Is contained in Exhibit 5.1

24.0    Power of Attorney. Reference is made to page II-5 of this Registration
        Statement.

99.1 QuadraMed Corporation 1999 Supplemental Stock Option Plan. (Incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form
        10-K for the year ended December 31, 1999, filed with the SEC on March
        30, 2000.)

99.2    Form of Notice of Grant of Stock Option.

99.3    Form of Stock Option Agreement.

99.4  LinkSoft Technologies, Inc. 1997 Stock Option Plan.

99.5  Form of Stock Option Agreement (LinkSoft Technologies, Inc.)

99.6 Stock Option Agreement dated September 1, 1998 by and between Pro Intermed, Inc. and David A. Epstein.

99.7  Form of LinkSoft Stock Option Assumption Agreement.

ITEM 9. UNDERTAKINGS

      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the QuadraMed Corporation 1999 Supplemental Stock Option Plan, the LinkSoft Technologies, Inc. 1997 Stock Option Plan or upon the expiration of the Epstein Option.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California on this 20th day of June, 2000.


                                          QUADRAMED CORPORATION


                                          By: /s/ LAWRENCE P. ENGLISH
                                             --------------------------------
                                                  Lawrence P. English
                                                  Chief Executive Officer


                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

      That the undersigned officers and directors of QuadraMed Corporation, a Delaware corporation, do hereby constitute and appoint Lawrence P. English and Mark N. Thomas, each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                       DATE
/s/ Lawrence P. English          Chief Executive Officer         June 20, 2000
---------------------------   (Principal Executive Officer)
Lawrence P. English

/s/ Mark N. Thomas               Chief Financial Officer         June 20, 2000
---------------------------   (Principal Financial Officer)
Mark N. Thomas

/s/ James D. Durham               Chairman of the Board          June 20, 2000
---------------------------
James D. Durham

/s/ Albert L. Greene                     Director                June 20, 2000
---------------------------
Albert L. Greene

/s/ Cornelius T. Ryan                    Director                June 20, 2000
---------------------------
Cornelius T. Ryan

/s/ Michael J. King                      Director                June 20, 2000
---------------------------
Michael J. King

/s/ E.A. Roskovensky                     Director                June 20, 2000
---------------------------
E.A. Roskovensky

/s/ Scott Gross                          Director                June 20, 2000
---------------------------
Scott Gross

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933

                             QUADRAMED CORPORATION

                                 EXHIBIT INDEX

Number    Exhibits
------    -------
4         Instruments Defining Rights of Stockholders. Reference is made to
          Registrant's Registration Statement No. 00-021031 on Form 8-A,
          including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(b).

5.1       Opinion and consent of Zevnik Horton Guibord McGovern Palmer &
          Fognani, L.L.P.

23.1      Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2 Consent of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P. is contained in Exhibit 5.1.

24.0 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1      QuadraMed Corporation 1999 Supplemental Stock Option Plan.
          (Incorporated by reference to Exhibit 10.5 to the Registrant's Annual
          Report on Form 10-K for the year ended December 31, 1999, filed with the SEC on March 30, 2000.)

99.2      Form of Notice of Grant of Stock Option.

99.3      Form of Stock Option Agreement.

99.4      LinkSoft Technologies, Inc. 1997 Stock Option Plan.

99.5      Form of Stock Option Agreement (LinkSoft Technologies, Inc.).

99.6      Stock Option Agreement, dated September 1, 1998 by and between Pro
          Intermed, Inc. and David A. Epstein.

99.7      Form of LinkSoft Stock Option Assumption Agreement.